Exhibit 10.14

SENSUS HEALTHCARE, INC.

2016 INCENTIVE PLAN

ARTICLE 1

GENERAL PROVISIONS

1.1         Purpose.

The 2016 Incentive Plan (the “Plan”) of Sensus Healthcare, Inc. (the “Company”) is adopted for the following purposes: (1) to closely associate the interests of certain Key Persons (as hereinafter defined) with the interests of the Company’s stockholders; (2) to encourage the Key Persons to focus on the growth and development of the Company, as reflected in increased stockholder value; (3) to maintain competitive compensation levels; and (4) to provide an incentive for the Key Persons to maintain association or employment with the Company so that the Company may retain the services of the most highly qualified individuals in high level managerial capacities.

1.2         Administration.

(a)          The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

(b)          The Committee shall have the authority, in its sole discretion and from time to time to:

(i)          designate the individuals or classes of individuals eligible to participate in the Plan;

(ii)         grant awards provided in the Plan in such form and amount and on such terms as the Committee shall determine, subject to the terms of the Plan;

(iii)        impose such limitations, restrictions and conditions upon any such award as the Committee shall determine, subject to the terms of the Plan;

(iv)        interpret the Plan, adopt, amend, and rescind rules and regulations relating to the Plan; and

(v)         make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

(c)          The Committee’s interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Committee.

1.3         Eligibility for Participation.

Only Key Persons shall be eligible for participation in the Plan. For purposes of the Plan, “Key Persons” shall be individuals selected by the Committee for grants of Awards under this Plan.

1.4         Types of Awards Under Plan.

Awards that are available under the Plan shall be as follows:

(a)          Nonqualified Stock Options (as described in Article 3);

(b)          Incentive Stock Options (as described in Article 4);

(c)          Restricted Stock Grants (as described in Article 5);

(d)          Phantom Stock Unit Awards (as described in Article 6);

(e)          Stock Appreciation Rights (as described in Article 7);

(f)          Performance Share Units (as described in Article 8); and

(g)          Any combination of the foregoing Awards.

1.5         Aggregate Limitation on Awards.

(a)          Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of the Common Stock of the Company. The maximum number of shares of Common Stock which may be issued under this Plan shall be Two-Hundred and Fifty-Thousand (250,000); provided, however, that no more than Two-Hundred and Fifty-Thousand (250,000) shares of Common Stock in the aggregate may be granted under the Plan in connection with Incentive Stock Options (subject to adjustment as provided in Section 9.12). Any shares granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one share for every one share allotted in connection with the awarded Option or Stock Appreciation Right. Any shares granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two shares for every one share granted in connection with such Award or by which the Award is valued by reference.

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(b)          To the extent the shares of Common Stock subject to an Award are not issued or delivered by reason of (i) the expiration, termination, cancellation, or forfeiture of such Award, or (ii) the settlement of such Award in cash rather than the issuance of shares of Common Stock, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an Award shall not again be available under this Plan if such shares are (x) shares that were subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR, (y) shares delivered to, or withheld by, the Company to pay the exercise price or the withholding taxes related to an outstanding Award, or (z) shares repurchased by the Company on the open market with the proceeds of an Option exercise. The number of shares of Common Stock available for Awards under this Plan shall not be reduced by (i) dividends, including dividends paid in shares of Common Stock, or dividend equivalents paid in cash in connection with outstanding Awards, (ii) the number of shares of Common Stock subject to Substitute Awards, or (iii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to Awards granted under this Plan (subject to applicable securities exchange requirements).

1.6         Effective Date and Term of Plan.

(a)          The Plan shall become effective on the date it is approved by the stockholders of the Company.

(b)          Unless sooner terminated by the Board, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted; provided, however, that the Plan and all Awards made under the Plan prior to such date shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

1.7         Minimum Vesting Periods.

Except as may otherwise be approved by the Committee, all Options, Restricted Stock, or SARs granted to Executive Officers that are subject to vesting or issuance solely based on such Holder continuing as an Employee may not vest in full or be issued earlier (except if accelerated pursuant to (A) a Change in Control, (B) the death of the Holder, (C) the Disability of the Holder, or (D) the Holder’s retirement) than the three-year anniversary of the grant date, and all shares of Restricted Stock granted to Executive Officers that are subject to vesting or issuance based in whole or in part on performance conditions or the level of achievement versus such Performance Goals shall be subject to an Award Period of not less than one year.

ARTICLE 2

Definitions

The following definitions shall be applicable throughout the Plan.

2.1         “Affiliate” shall mean any employer with which the Company would be considered a single employer under Section 414(b) or 414(c) of the Code, applied using fifty percent (50%) as the percentage of ownership required under such Code sections, provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable Federal securities laws.

2.2         “Appreciation Date” shall mean the date designated by a Holder of Stock Appreciation Rights for measurement of the appreciation in the value of rights awarded to him or her, which date shall be the date notice of such designation is received by the Committee, or its designee.

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2.3         “Award” shall mean, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award or Performance Share Unit Award granted to a Participant pursuant to the terms of the Plan.

2.4         “Award Period” shall mean a period of time within which performance is measured for the purpose of determining whether an award of Performance Share Units has been earned.

2.5         “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

2.6         “Cause” shall mean the Company having cause to terminate a Participant’s employment or service under any existing employment agreement, service contract or other agreement, between the Participant and the Company or, in the absence of such an agreement, upon (i) Participant’s conviction of, or entrance of a plea of guilty or nolo contendere to, a felony under federal law or state law; (ii) fraudulent conduct by Participant in connection with the business affairs of the Company; (iii) theft, embezzlement, or other criminal misappropriation of funds by Participant (other than good faith expense account disputes or de minimis amounts); (iv) Participant’s willful refusal to materially perform his duties to the Company; (v) Participant’s willful misconduct, which has, or would have if generally known, a materially adverse effect on the business or reputation of the Company; (vi) Participant’s willful breach of any material employment policy of the Company, including, but not limited to, conduct relating to falsification of business records, violation of the Company’s Code of Business Conduct and Ethics, harassment, creation of a hostile work environment, excessive absenteeism, insubordination, violation of the Company’s policy on drug and alcohol use, or violent acts or threats of violence; or (vii) Participant’s material breach of a covenant, representation, warranty or obligation of Participant under the relevant agreement with the Company granting the Award.

2.7         “Change in Control” shall, unless the Committee otherwise directs by resolution adopted prior thereto, means the occurrence of any of the following after the effective date of the Plan: (a) the date any “person” (as that term is used in Sections 13 and 14(d) of the Exchange Act (as defined herein) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Stock”); (b) the date when individuals who, at the beginning of any two (2) year period during the duration of the Plan, constitute the Board (including for this purpose new Directors whose election or nomination for election by the Company’s stockholders is approved by a vote of at least two-thirds (2/3) of the Directors still in office who were Directors at the beginning of such two (2) year period or whose election or nomination for election was previously so approved), cease for any reason during such two (2) year period to constitute at least a majority of the members of the Board; (c) the date a reorganization, merger or consolidation of the Company with any other corporation or entity is consummated, unless immediately following such reorganization, merger or consolidation, all of the beneficial owners of the Voting Stock of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding Voting Stock of the entity resulting from such transaction; (d) the date the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or (e) the date a sale or disposition by the Company of all or substantially all of the Company’s assets is consummated.

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Notwithstanding the foregoing, with respect to an Award (a) that is subject to Section 409A, and (b) under which a Change in Control would accelerate the timing of payment thereunder, the term “Change in Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined in Section 409A and the authoritative guidance issued thereunder, but only to the extent inconsistent with the above definition, and only to the minimum extent necessary to comply with Section 409A as determined by the Committee.

2.8         “Code” shall mean the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

2.9         “Committee” shall have the meaning set forth in Section 1.2(a) of the Plan.

2.10       “Common Stock” shall mean the Common Stock of the Company, one cent ($0.01) par value per share.

2.11       “Company” shall mean Sensus Healthcare, Inc., a Delaware corporation, and its successors.

2.12       “Director” shall mean a member of the Board of Directors.

2.13       “Disability” shall mean any of the following: (a) the Participant’s inability to perform each of the essential duties of such Participant’s position by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; (b) the incurrence by the Participant of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (c) the same meaning set forth in the principal disability insurance policy or similar program then maintained by the Company on behalf of its Employees, if any. Notwithstanding the foregoing, in the case of any Incentive Stock Options, “Disability” shall be defined under Section 22(e)(3) of the Code.

2.14       “Dividend Equivalents” shall have the meaning set forth in Section 6.3.

2.15       “Effective Date” shall mean the date this Plan is approved by the stockholders of the Company.

2.16       “Employee” shall mean a statutory employee of the Company or any of its Affiliates, as defined in Code Section 1402(d).

2.17       “Executive Officers” shall mean the officers of the Company as such term is defined in Rule 16a-1 under the Exchange Act.

2.18       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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2.19       “Fair Market Value” as of any date and in respect of any share of Common Stock shall mean:

(a) the average of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such market, if the Common Stock is then traded on a national securities exchange; or

(b) the mean between the closing bid and ask prices last quoted by an established quotation service for over-the-counter securities, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such market, if the Common Stock is not reported on a national securities exchange.

The above definition shall be interpreted consistent with Treas. Reg. §1.401A-1(b)(5)(iv)(A)

2.20       “Holder” shall mean a Participant who has been granted a Nonqualified Stock Option, an Incentive Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Phantom Stock Unit Award or a Performance Share Unit Award.

2.21       “Incentive Stock Option” shall have the meaning set forth in Section 4.1.

2.22       “Incentive Stock Option Period” shall mean the period described in Section 4.6(a).

2.23       “Key Persons” shall mean any Employee and shall also include any officers or Directors of the Company whether or not the latter shall be an Employee of the Company.

2.24       “Nonqualified Stock Option” shall mean an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

2.25       “Nonqualified Stock Option Period” shall mean the period described in Section 3.5(a).

2.26       “Option” shall mean a Nonqualified Stock Option or an Incentive Stock Option.

2.27       “Option Period” shall mean a Nonqualified Stock Option Period or an Incentive Stock Option Period.

2.28       “Option Price” shall mean the applicable Stock Option Price or Incentive Option Price.

2.29       “Participant” shall mean a Key Person who shall be granted an Award under the Plan.

2.30       “Performance Goals” shall mean the performance objectives of the Company during an Award Period established for the purpose of determining whether, and to what extent, Awards will be earned for an Award Period.

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2.31       “Performance Share Unit” shall mean a hypothetical investment equivalent equal to one share of Common Stock granted in connection with an Award made under Article 8 of the Plan.

2.32       “Phantom Stock Unit” shall mean a hypothetical investment equivalent equal to one Share of Stock granted in connection with an Award made under Article 6 of the Plan, or credited with respect to Awards of Performance Share Units which have been deferred under Article 8.

2.33       “Plan” shall mean the 2016 Incentive Plan of Sensus Healthcare, Inc.

2.34       “Restricted Period” shall mean, with respect to any share of Restricted Stock, the period of time determined by the Committee during which such share of Restricted Stock is subject to the restrictions set forth in Article 5, and with respect to any Phantom Stock Unit, the period of time determined by the Committee during which such Phantom Stock Unit is subject to the restrictions set forth in Article 6.

2.35       “Restricted Stock” shall mean shares of Common Stock issued or transferred to a Participant subject to the restrictions set forth in Article 5 and any new, additional or different securities a Participant may become entitled to receive as a result of adjustments made pursuant to Sections 9.13 or 9.14.

2.36       “Restricted Stock Award” shall mean an Award granted under Article 5 of the Plan.

2.37       “Section 409A” means Section 409A of the Code and the guidance issued thereunder by the United States Department of the Treasury and/or Internal Revenue Service.

2.38       “Securities Act” means the Securities Act of 1933, as amended.

2.39       “Stock” shall mean the Common Stock or such other authorized shares of stock of the Company as the Board may from time to time authorize for use under the Plan.

2.40       “Stock Appreciation Right” or “SAR” shall mean an Award granted under Article 7 of the Plan.

2.41       “Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an Award made in connection with the cancellation and repricing of an Option or SAR.

2.42       “Valuation Date” shall mean the last day of an Award Period or the date of death of a Participant, as applicable.

2.43       “Vested Unit” shall have the meaning set forth in Section 6.6.

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ARTICLE 3

NONQUALIFIED STOCK OPTIONS

3.1         Award of Nonqualified Stock Options.

The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Key Person one or more Options to purchase, for cash or shares, the number of shares of Common Stock (“Nonqualified Stock Options”) allotted by the Committee. The date a Nonqualified Stock Option is granted shall mean the date selected by the Committee as of which the Committee shall allot a specific number of shares to a Participant pursuant to the Plan and when the Participant has a legally binding right constituting the Nonqualified Stock Option; provided that the grant date may not be a date that occurs prior to the date the Committee takes action to approve the Nonqualified Stock Option.

3.2         Nonqualified Stock Option Agreements.

Each Nonqualified Stock Option granted under the Plan shall be evidenced by a “Nonqualified Stock Option Agreement” between the Company and the Holder of the Nonqualified Stock Option containing such provisions as may be determined by the Committee, but shall be subject to the following terms and conditions.

(a)          Each Nonqualified Stock Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the Committee and set forth in the Nonqualified Stock Option Agreement.

(b)          Each share of Common Stock purchased through the exercise of a Nonqualified Stock Option shall be paid for in full at the time of the exercise. Each Nonqualified Stock Option shall cease to be exercisable as to any share of Common Stock, at the earlier of the date on which: (i) the Holder purchases the share; (ii) the Holder exercises a related SAR; or (iii) when the Nonqualified Stock Option lapses.

(c)          Unless the Committee determines otherwise in its discretion in accordance with applicable law, or as permitted by Section 9.3, Nonqualified Stock Options shall not be transferable (including by sale, assignment, pledge, or hypothecation) by the Holder except by will or the laws of descent and distribution, or beneficiary designation procedures approved by the Company, and shall be exercisable, prior to their expiration date, during the Participant’s lifetime solely by such Participant (or in the event of such Participant’s legal incapacity or incompetency, such Participant’s guardian or legal representative).

(d)          Each Nonqualified Stock Option shall become exercisable by the Holder in accordance with the vesting schedule (if any) established by the Committee for the Award.

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3.3         Nonqualified Stock Option Price.

The exercise price per share of Common Stock (the “Nonqualified Stock Option Price”) shall be set by the Committee at the time of grant subject to the following: (i) the Nonqualified Stock Option Price shall never be less than the Fair Market Value of the underlying stock on the date the Nonqualified Stock Option is granted; (ii) the number of shares subject to the Nonqualified Stock Option Price must be fixed on the original date of grant; and (iii) the Nonqualified Stock Option Price may not include any additional feature for the deferral of compensation.

3.4         Manner of Exercise and Form of Payment.

(a)          Nonqualified Stock Options which have become exercisable may be exercised by delivery of written notice of exercise (“Notice of Exercise”) to the Committee accompanied by payment of the Nonqualified Stock Option Price. The Nonqualified Stock Option Price shall be payable in cash or such other means as may be set forth in the Nonqualified Stock Option Agreement or as otherwise determined by the Committee, plus the amount (if any) of Federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. If a Participant shall fail to pay the Nonqualified Stock Option Price at the time of exercise, the Nonqualified Stock Option(s) which are being exercised shall become null and void.

(b)          Notwithstanding Section 3.4(a), at the time the Notice of Exercise pertaining to the Nonqualified Stock Option is given to the Committee with respect to the exercise of any Nonqualified Stock Option, unless an agreement pertaining to an Award provides otherwise, and where permitted by the Committee and applicable laws, rules, and regulations, payment may also be made: (i) by delivery (by either actual delivery or attestation) of Common Stock owned by the Participant for a time period determined by the Committee and otherwise acceptable to the Committee; (ii) by Common Stock withheld upon exercise; (iii) by delivery of notice of exercise to the Committee or its designee and delivery to a broker of notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the Nonqualified Stock Option Price; (iv) by such other payment methods as may be approved by the Committee and which are acceptable under applicable law; or (v) by any combination of the foregoing methods. Stock tendered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value.

(c)          Any state or Federal withholding taxes attributable to the portion of the Nonqualified Stock Option payable in cash shall be withheld from the cash that would otherwise be paid to the Participant hereunder.

3.5         Nonqualified Stock Option Period; Termination.

(a)          Each Nonqualified Stock Option shall be exercisable by the Holder in accordance with such terms as shall be established by the Committee for the Nonqualified Stock Option, and unless a shorter period is provided by the Committee or by another Section of the Plan, may be exercised during a period of ten (10) years from the date of grant thereof (the “Nonqualified Stock Option Period”). No Nonqualified Stock Option shall be exercisable after the expiration of its Nonqualified Stock Option Period.

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(b)          If the Holder dies within the Nonqualified Stock Option Period (or such other period as may have been established by the Committee), any rights to the extent exercisable on the date of death may be exercised by the Holder’s estate, or by a person who acquires the right to exercise such Nonqualified Stock Option by bequest or inheritance or by reason of the death of the Holder, provided that such exercise occurs within both the Nonqualified Stock Option Period and one (1) year after the Holder’s death (or within such other period as determined by the Committee).

(c)          If the Holder’s relationship as an Employee, officer or Director of the Company terminates by reason of Disability within the Nonqualified Stock Option Period, the Holder may, within one (1) year from the date of termination (or within such other period as determined by the Committee), exercise any Nonqualified Stock Options to the extent exercisable on the date of termination (or within such other period as determined by the Committee).

(d)          If the Holder’s relationship as an Employee, officer or Director of the Company terminates as a result of voluntary resignation by the Holder or as a result of termination by the Company without Cause, the Holder may, within thirty (30) days from the date of termination (or within such other period as determined by the Committee), exercise any Nonqualified Stock Options to the extent such options are exercisable on the date of termination (or within such other period as determined by the Committee).

(e)          If the Holder’s relationship as an Employee, officer or Director of the Company terminates as a result of termination by the Company for Cause, all unexercised Nonqualified Stock Options shall, except as set forth in the Holder’s Nonqualified Stock Option Agreement or as otherwise determined by the Committee at the time of the grant, terminate at the time of the termination of such relationship or employment, as the case may be.

3.6         Effect of Exercise.

As soon as practicable after receipt of payment, the Company shall deliver to the Holder a certificate or certificates for such of Common Stock. The Participant shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder.

3.7         Order of Exercise.

Options granted under the Plan may be exercised in any order, regardless of the date of the grant or the existence of any other outstanding Nonqualified Stock Option awarded to the Participant.

ARTICLE 4

INCENTIVE STOCK OPTIONS

4.1         Award of Incentive Stock Options.

The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Key Person who is an Employee of the Company one or more “incentive stock options” (intended to qualify as such under the provisions of Section 422 of the Code) (“Incentive Stock Options”) to purchase, for cash or shares, the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a Participant pursuant to the Plan; provided that the grant date may not be a date that occurs prior to the date the Committee takes action to approve the Incentive Stock Option.

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4.2         Incentive Stock Option Agreements.

Each Incentive Stock Option granted under the Plan shall be evidenced by an “Incentive Stock Option Agreement” between the Company and the Holder of the Incentive Stock Option, stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby and containing such other provisions as may be determined by the Committee from time to time, but shall be subject to the following terms and conditions.

(a)          Each Incentive Stock Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the terms of the Incentive Stock Option Agreement.

(b)          Each share of Common Stock purchased through the exercise of an Incentive Stock Option shall be paid for in full at the time of the exercise. Each Incentive Stock Option shall cease to be exercisable, as to any share of Common Stock, at the earlier of the date on which: (i) the Holder purchases the share; (ii) the Holder exercises a related SAR; or (iii) when the Incentive Stock Option lapses.

(c)          Unless the Committee determines otherwise in its discretion in accordance with applicable law, Incentive Stock Options shall not be transferable (including by sale, assignment, pledge, or hypothecation) by the Holder except by will or the laws of descent and distribution, or beneficiary designation procedures approved by the Company. Except as otherwise permitted by Section 422 of the Code, Incentive Stock Options shall be exercisable, prior to their expiration date, during the Participant’s lifetime solely by such Participant (or in the event of such Participant’s legal incapacity or incompetency, such Participant’s guardian or legal representative).

(d)          Each Incentive Stock Option shall become exercisable by the Holder in accordance with the vesting schedule (if any) established by the Committee for the Award.

4.3         Incentive Stock Option Price.

The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted.

4.4         Special Rule for Ten Percent Stockholder.

Notwithstanding Sections 4.2 and 4.3, if Incentive Stock Options are issued to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then (a) the option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be at least one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted; and (b) such option, by its terms, shall not be exercisable after the expiration of five (5) years from the date such option is granted.

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4.5         Maximum Amount of Incentive Stock Option Grant.

The aggregate Fair Market Value (determined on the date the option is granted) of Common Stock subject to an Incentive Stock Option granted to a Participant by the Committee in any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) (or such other amount set forth in Section 422 of the Code) (the “ISO Limitation Amount”). To the extent the aggregate Fair Market Value (determined on the date the option is granted) of Common Stock for which Incentive Stock Options are exercisable for the first time during any calendar year (under all plans of the Company) exceeds the ISO Limitation Amount, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

4.6         Incentive Stock Option Period; Termination.

(a)          Each Incentive Stock Option shall be exercisable by the Holder in accordance with such terms as shall be established by the Committee for the Incentive Stock Option, and, unless a shorter period is provided by the Committee or by another Section of the Plan, may be exercised during a period of ten (10) years from the date of grant thereof (the “Incentive Stock Option Period”). No Incentive Stock Option shall be exercisable after the expiration of its Incentive Stock Option Period.

(b)          If the Holder dies within the Incentive Stock Option Period (or such other period as may have been established by the Committee), any rights to the extent exercisable on the date of death may be exercised by the Holder’s estate, or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Holder, provided that such exercise occurs within both the Incentive Stock Option Period and one (1) year after the Holder’s death (or within such other period as determined by the Committee).

(c)          If the Holder’s relationship as an Employee officer or Director of the Company terminates by reason of Disability within the Incentive Stock Option Period, the Holder may, within one (1) year from the date of termination (or within such other period as determined by the Committee), exercise any Incentive Stock Options to the extent such options are exercisable on the date of termination (or such other period as determined by the Committee).

(d)          Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incentive Stock Option will not be available to a Holder who exercises any Incentive Stock Options more than (i) twelve (12) months after the date of termination of employment due to Disability or (ii) three (3) months after the date of termination of employment due to death.

(e)          If the Holder’s relationship as an Employee, officer or Director of the Company terminates as a result of voluntary resignation by the Holder or as a result of termination by the Company without Cause, the Holder may, within thirty (30) days from the date of termination (or within such other period as determined by the Committee), exercise any Incentive Stock Options to the extent such options are exercisable on the date of termination (or such other period as determined by the Committee).

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(f)          If the Holder’s relationship as an Employee, officer or Director of the Company terminates as a result of termination by the Company for Cause, all unexercised Incentive Stock Options shall, except as set forth in the Holder’s Incentive Stock Option Agreement or as otherwise determined by the Committee at the time of the grant, terminate at the time of the termination of such relationship.

4.7         Notice of Disposition.

Participants shall give prompt notice to the Committee of any disposition of Common Stock acquired upon exercise of an Incentive Stock Option if such disposition occurs within (a) two (2) years after the date of the grant of such Incentive Stock Option, or (b) one (1) year after the receipt of such Common Stock by the Holder.

4.8         Applicability of Nonqualified Stock Options Sections.

Sections 3.4 (Manner of Exercise and Form of Payment), 3.6 (Effect of Exercise) and 3.7 (Order of Exercise) applicable to Nonqualified Stock Options, shall apply equally to Incentive Stock Options. These Sections are incorporated by reference in this Article 4 as though fully set forth herein.

ARTICLE 5

RESTRICTED STOCK

5.1         Grant of Restricted Stock.

The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant Restricted Stock to any Key Person.

5.2         Restricted Stock Agreement.

(a)          The grant or sale of Restricted Stock shall be evidenced by a “Restricted Stock Agreement” between the Company and Participant who is the recipient or purchaser of the Restricted Stock, including such terms as the time or times at which the Restricted Stock shall be granted or become vested, the number of shares of Common Stock subject to each Restricted Stock Award or sale, the period of time, if any, during which all of or a portion of such shares shall be subject to vesting, forfeiture and such other terms and conditions of such Restricted Stock Grant, if any, as the Committee may from time to time determine. In addition to the Restricted Stock Agreement, the Holder of a Restricted Stock Award shall, upon request on behalf of the Committee, execute and deliver to the Secretary of the Company an escrow agreement satisfactory to the Committee and blank stock powers with respect to the Restricted Stock covered by such agreements, and shall pay to the Company, as the purchase price of the shares of Common Stock subject to such Award, the aggregate par value of such shares of Common Stock within sixty (60) days following the making of such Award, which purchase price shall be deemed to have been paid by the Participant by services previously rendered or to be rendered to the Company. If a Participant shall fail to execute the Restricted Stock Agreement, escrow agreement and stock powers, the Award shall be null and void.

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(b)          Subject to the restrictions set forth in Section 5.4, the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock.

5.3         Escrow Stock Certificates.

Upon satisfaction of the requirements set forth in Section 5.2, the Committee shall then cause stock certificates registered in the name of the Holder to be issued and deposited together with any stock powers with an escrow agent or other third party that provides equity compensation plan administration services to be designated by the Committee. The Committee shall cause such escrow agent or third party to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

5.4         Restrictions.

(a)          Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period: (i) the Holder shall not be entitled to delivery of the stock certificate; (ii) unless otherwise set forth in the Restricted Stock Agreement, the Holder shall not be entitled to receive dividends and other distributions of the Company with respect to such Restricted Stock until expiration of the Restricted Period; (iii) the shares shall be subject to the restrictions on transferability set forth in the grant; (iv) the shares shall be subject to forfeiture to the extent provided in the Restricted Stock Agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

(b)          The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate. In addition, to the extent a Holder’s Restricted Stock Agreement or a Holder’s employment agreement provides for the removal of restrictions on the Restricted Stock upon (A) a Change in Control, (B) the death of the Holder, (C) the Disability of the Holder, or (D) the Holder’s termination of employment not for “cause”, absent a written agreement between the Holder and the Company to the contrary, such restrictions shall be automatically removed without action by the Committee upon the occurrence of such event.

5.5         Restricted Period.

The “Restricted Period” of Restricted Stock shall commence on the date of the Award and shall expire from time to time as to that part of the Restricted Stock indicated in the Restricted Stock Agreement or otherwise set forth on a schedule established by the Committee with respect to the Award.

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5.6         Payment of Taxes: Delivery of Restricted Stock.

(a)          Upon the expiration of the Restricted Period with respect to any shares of Common Stock covered by a Restricted Stock Award, and upon payment to the Committee of cash sufficient for the Company to pay all applicable payroll, employment, etc., taxes attributable to the Restricted Stock in the same manner as in Section 3.4 hereof, a stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) shall be delivered without charge to the Holder, or his estate, free of all restrictions under the Plan.

(b)          Notwithstanding the foregoing, upon expiration of the Restricted Period, if a Participant shall not pay the taxes attributable to the exercise of the Restricted Period as set forth in Subsection (a), above, the Committee shall thereupon sell without further direction by the Participant a sufficient number of shares of the Restricted Stock in accordance with reasonably uniform procedures adopted by the Committee in order to pay such employment, payroll, etc., taxes attributable thereto in the same manner as a “cashless” exercise in Section 3.4(b). The balance of the Restricted Stock shares remaining subsequent to such sale together with any cash from a sale of a fractional sale shall thereupon be distributed to the Participant.

(c)          Any state or Federal withholding taxes attributable to the portion of the Restricted Stock payable in cash shall be withheld from the cash that would otherwise be paid to the Participant hereunder.

5.7         Payment for Restricted Stock.

Except as provided in Sections 5.2 and 5.6, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award.

ARTICLE 6

PHANTOM STOCK UNITS

6.1         Grant of Phantom Stock Units.

Subject to the limitations of this Plan, the Committee shall have the authority to (a) grant Phantom Stock Unit Awards to Key Persons, and (b) to establish terms, conditions and restrictions applicable to such Phantom Stock Units, including the Restricted Period, and the time or times at which the Phantom Stock Units shall be granted or become vested and the number of Phantom Stock Units to be covered by each grant.

6.2         Phantom Stock Unit Agreement.

The grant of Phantom Stock Units shall be evidenced by a “Phantom Stock Unit Agreement” between the Company and the Participant who is a recipient of the Phantom Stock Units, including such terms as the Committee may from time to time determine.

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6.3         No Stock Issuance.

In the case of a Phantom Stock Units Award, no shares of Common Stock shall be issued at the time the Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, each recipient of an Award of Phantom Stock Units an amount equal to the cash dividends paid by the Company upon one share of Common Stock for each Phantom Stock Unit then credited to such Participant’s account (“Dividend Equivalents”), and such determination shall be reflected in the Phantom Stock Unit Agreement. Any such Divided Equivalents credited to a Holder’s account shall be subject to forfeiture and may bear interest at a rate and subject to such terms as determined by the Committee.

6.4         Restrictions.

(a)          Phantom Stock Units awarded to any Participant shall be subject to the following restrictions until the expiration of the Restricted Period: (i) the Phantom Stock shall be subject to forfeiture to the extent provided in the Phantom Stock Unit Agreement and, to the extent such units are forfeited, all rights of the Participant to such units shall terminate without further obligation on the part of the Company, and (ii) any other restrictions which the Committee may determine at the time of grant or thereafter are necessary or appropriate, in its sole discretion.

(b)          The Committee shall have the authority to remove any or all of the restrictions on the Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Phantom Stock Award, such action is appropriate.

6.5         Restricted Period.

The Restricted Period of Phantom Stock Units shall commence on the date of the grant and shall expire from time to time as to that part of the Phantom Stock Units indicated in the Phantom Stock Unit Agreement or otherwise set forth in a schedule established by the Committee with respect to the Award.

6.6         Settlement of Phantom Stock Units.

Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Holder or his or her estate without any charge one share of Common Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon, if any; provided, however, that the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for Vested Units. If cash payment is made in lieu of delivering Common Stock, the amount of such payment shall be equal to the Fair Market Value for the date on which the Restricted Period lapsed with respect to such Vested Unit.

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6.7         Payment of Taxes.

(a)          Upon the distribution of any shares of Common Stock in kind to the Participant as set forth in Section 6.6, any and all taxes attributable to the Common Stock being distributed hereunder shall be paid by the Participant to the Committee determined and paid in the same manner as in Section 3.4 hereof prior to delivery of the Common Stock to the Participant or his or her estate.

(b)          Notwithstanding the foregoing, upon expiration of the Restricted Period, if a Participant shall not pay the taxes attributable to distribution of Common Stock as set forth in Subsection (a) above, the Committee shall thereupon sell without further direction by the Participant a sufficient number of shares of the Restricted Stock in accordance with reasonably uniform procedures adopted by the Committee in order to pay such employment, payroll, etc., taxes attributable thereto in the same manner as a “cashless” exercise in Section 3.4(b). The balance of the Common Stock shares remaining shall thereupon be distributed to the Participant.

(c)          Any state or Federal withholding taxes attributable to the portion of the Phantom Stock Unit payable in cash shall be withheld from the cash that would otherwise be paid to the Participant hereunder.

ARTICLE 7

Stock Appreciation Rights

7.1         Stock Appreciation Rights.

Any Option granted under the Plan to Key Persons may include a Stock Appreciation Right or SAR, granted at either at the time of the Option Grant or by amendment except that in the case of an Incentive Stock Option, such SAR shall be granted only at the time of grant of the related Incentive Stock Option itself. The Committee may also award SARs to Key Persons independently of any Option other than an Incentive Stock Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the terms set forth in this Article 7.

7.2         SAR Exercise Price. The exercise price per share of the SAR shall be set by the Committee at the time of grant subject to the following: (i) the SAR exercise price shall never be less than the Fair Market Value of the underlying stock on the date the SAR is granted; (ii) the number of shares subject to the SAR must be fixed on the original date of grant; and (iii) the SAR may not include any additional feature for the deferral of compensation.

7.3         Vesting.

A SAR granted in connection with an Option shall become exercisable, be transferable and shall lapse according to the same vesting schedule, transferability and lapse rules that are established by the Committee for the related Option, if any. A SAR granted independent of an Option shall become exercisable, be transferable and shall lapse in accordance with a vesting schedule, transferability and lapse rules established by the Committee.

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7.4         Payment.

The amount of additional compensation which may be received pursuant to the award of one (1) SAR is the excess, if any, of the Fair Market Value of one share of Common Stock on the Appreciation Date over the Option Price, in the case of a SAR granted in connection with an Option, or the Fair Market Value of one (1) share of Common Stock on the date of the grant, in the case of a SAR granted independent of an Option. The Company shall pay such excess in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

7.5         Designation of Appreciation Date.

A Participant may designate an Appreciation Date at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to which the Appreciation Date relates, and the date on which such SARs were awarded. Such time or times determined by the Committee may take into account any applicable “window periods” required by Rule 16b-3 under the Exchange Act.

7.6         Expiration.

Except as otherwise provided in the case of SARs granted in connection with Options, the SARs shall expire on a date designated by the Committee which is not later than ten (10) years after the date on which the SAR was awarded (“Expiration Date”).

7.7         Payment of Taxes.

(a)          Upon the distribution of any shares of Common Stock in kind to the Participant attributable to the exercise of a SAR, prior to delivery of the Common Stock to the Participant or his or her estate, any and all taxes attributable to the Common Stock being distributed hereunder shall be paid by the Participant to the Committee, as determined and paid in the same manner as in Section 3.4.

(b)          Notwithstanding the foregoing, upon an Expiration Date, if a Participant shall not pay the taxes attributable to the distribution of Common Stock as set forth in Subsection (a) above, the Committee shall thereupon sell without further direction by the Participant a sufficient number of shares of the Common Stock in accordance with reasonably uniform procedures adopted by the Committee in order to pay such employment, payroll, etc., taxes attributable thereto in the same manner as a “cashless” exercise in Section 3.4(b). The balance of the Common Stock shares remaining shall thereupon be distributed to the Participant.

(c)          Any state or Federal withholding taxes attributable to the portion of the SAR payable in cash shall be withheld from the cash that would otherwise be paid to the Participant hereunder.

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ARTICLE 8

PERFORMANCE SHARES

8.1         Grant of Performance Shares.

The Committee is authorized to establish Performance Share programs for Key Persons to be effective over designated Award Periods of not less than one (1) year and not more than five (5) years. At the beginning of each Award Period, the Committee will establish in writing Performance Goals based upon financial or other objectives for the Company for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants. Performance Goals may include absolute or relative growth in earnings per share or rate of return on stockholders’ equity or other measurement of corporate performance and may be determined on an individual basis or by categories of Participants. The Committee may adjust Performance Goals or performance measurement standards as it deems equitable in recognition of extraordinary or non-recurring events experienced during an Award Period by the Company or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Participant who is selected to receive an Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants. No Performance Share granted hereunder shall include any additional feature for the deferral of compensation.

8.2         Partial Awards.

A Participant for less than a full Award Period, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that Award Period as the Committee shall determine.

8.3         Adjustment of Performance Goals.

The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, any significant changes that may have occurred during such Award Period in (a) applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned, or (b) tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards.

8.4         Payment of Awards.

The amount earned with respect to an Award shall be fully payable in shares of Common Stock based on the Fair Market Value on the Valuation Date; provided, however, that, at its discretion, the Committee may vary such form of payment in whole or partial consideration of the Performance Share as to any Participant upon the specific request of such Participant which form may include cash. Except as otherwise determined by the Committee, payments of Awards shall be made as soon as practicable after the completion of an Award Period.

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8.5         Payment of Taxes.

(a)          Upon the distribution of any shares of Common Stock in kind to the Participant attributable to a Performance Share, any and all taxes attributable to the Common Stock being distributed hereunder shall be paid by the Participant to the Committee determined and paid in the same manner as in Section 3.4 hereof prior to delivery of the Common Stock to the Participant or his or her estate.

(b)          Notwithstanding the foregoing, upon an Expiration Date, if a Participant shall not pay the taxes attributable to the distribution of Common Stock as set forth in Subsection (a) above, the Committee shall thereupon sell without further direction by the Participant a sufficient number of shares of the Common Stock in accordance with reasonably uniform procedures adopted by the Committee in order to pay such employment, payroll, etc., taxes attributable thereto in the same manner as a “cashless” exercise in Section 3.4(b). The balance of the Common Stock shares remaining shall thereupon be distributed to the Participant.

(c)          Any state or Federal withholding taxes attributable to the portion of the Performance Share payable in cash shall be withheld from the cash that would otherwise be paid to the Participant hereunder.

ARTICLE 9

MISCELLANEOUS

9.1         General Restriction.

Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the grantee of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

9.2         Additional Provisions of an Award.

The award of any benefit under the Plan may also be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions to assist the Participant in financing the purchase of Common Stock through the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares acquired under any form of benefit, provisions giving the Company the right to repurchase shares acquired under any form of benefit in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements.

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9.3         Restrictions on Transferability.

Unless the Committee determines otherwise in accordance with applicable law, no Award under the Plan shall be transferable (including by sale, assignment, pledge, or hypothecation) by the recipient thereof, except by will or by the laws of descent and distribution, or pursuant to beneficiary designation procedures approved by the Company, or, to the extent expressly permitted in the agreement relating to such Award, to the Holder’s family members, a trust or entity established by the Holder for estate planning purposes, or a charitable organization designated by the Holder, in each case without consideration; provided, however, that Incentive Stock Options shall not be transferable by the Holder except by will or the laws of descent and distribution, beneficiary designation procedures approved by the Company, or in the Committee's discretion (in accordance with Section 422 of the Code, and registration provisions of the Securities Act). Except to the extent permitted by the foregoing sentence or the agreement relating to an Award, each Award shall be exercisable only by such person or by such person’s guardian or legal representative; provided, however, that Incentive Stock Options shall be exercisable, prior to their expiration date, during the Participant's lifetime solely by such Participant (or in the event of such Participant's legal incapacity or incompetency, such Participant's guardian or legal representative). Except to the extent permitted by the foregoing sentences of this Section 9.3, no right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, assign, pledge, sell, encumber or charge any right or benefit hereunder in violation of this Section 9.3, then such right or benefit shall in the discretion of the Committee cease. Such Units shall thereupon become null and void.

9.4         Withholding Taxes.

Notwithstanding any other provision of the Plan, the Company shall have the right in general and in addition to any other specific procedure for the payment of taxes attributable to any Award to deduct from all Awards, to the extent paid in cash, all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Common Stock, the Holder or other person receiving such Common Stock may be required to pay to the Company prior to delivery of such stock, the amount of any such taxes which the Company is required to withhold, if any, with respect to such Common Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Common Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner at least six (6) months prior to the date such tax obligation is determined.

9.5         Employment Not Affected.

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue to serve on the Board of the Company or in the employment of the Company or affect any right which the Company, or its stockholders, may have to terminate the relationship or employment of such Participant.

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9.6         Payments Upon Death of Participant.

Upon the death of a Participant in the Plan, the Company shall pay the amounts payable with respect to an Award of Performance Share Units, Phantom Share Units or Restricted Stock, if any, due under the Plan to the Participant’s estate.

9.7         Payments to Persons Other than Participants.

If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

9.8         Non-Uniform Determinations.

The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

9.9         Rights as a Stockholder.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Common Stock which are subject to Options or Restricted Stock Awards, Performance Share Unit Awards or Phantom Stock Unit Awards hereunder until such shares have been issued to that person upon exercise of an Option according to its terms or upon sale or grant of those shares in accordance with a Restricted Stock Award, Performance Share Unit Award or Phantom Stock Unit Award.

9.10       Leaves of Absence.

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on Awards under the Plan previously made to any recipient who takes such leave of absence.

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9.11       Newly Eligible Employees.

The Committee shall be entitled to make such rules, regulations, determinations and Awards as it deems appropriate in respect of any person who becomes eligible to participate in the Plan or any portion thereof after the commencement of an Award or incentive period.

9.12       Adjustments.

Unless the Committee specifically determines otherwise, this Plan, Options, SARs, Restricted Stock Awards, Phantom Stock Unit Awards, Performance Share Unit Awards, and any agreements evidencing such Awards, and Performance Goals, shall be subject to adjustment or substitution as to the number, price or, if applicable, kind of shares of stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (a) in the event of changes in the outstanding Common Stock or in the capital structure of the Company, or of any other corporation whose performance is relevant to the attainment of Performance Goals hereunder, by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any such Award or (b) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, [unless the Committee specifically determines otherwise,] in the event of any such adjustments or substitution, the aggregate number of shares of Common Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any adjustment in Incentive Stock Options under this Section shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

9.13       Effect of Change in Control.

(a)          In the event of a Change in Control and notwithstanding any vesting schedule provided for hereunder or by the Committee with respect to an Award of Options, SARs, Phantom Stock Units or Restricted Stock, such Option or SAR shall become immediately exercisable with respect to one hundred percent (100%) of the shares subject to such Option or SAR, and the Restricted Period shall expire immediately with respect to one hundred percent (100%) of the Phantom Stock Units or shares of Restricted Stock subject to Restrictions; provided, however, that to the extent that so accelerating the time an Incentive Stock Option may first be exercised would cause the limitation provided in Section 4.5 to be exceeded, such Options shall instead first become exercisable in so many of the next following years as is necessary to comply with such limitation.

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(b)          In the event of a Change in Control, all incomplete Award Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (ii) cause to be paid to each Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Committee’s determination of the degree of attainment of Performance Goals, and (iii) cause all previously deferred Awards to be settled in full as soon as possible.

(c)          The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of a Participant’s rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

9.14       Unfunded Plan.

The Plan shall be unfunded. Except as otherwise provided in the Plan, no provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

9.15       Reliance on Reports.

Each member of the Committee shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself.

9.16       Relationship to Other Benefits.

No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided.

9.17       Expenses.

The expenses of administering the Plan shall be borne by the Company.

9.18       Titles and Headings.

The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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9.19       No Presumption.

The fact that this Plan was prepared by counsel for the Company shall create no presumptions and specifically shall not cause any ambiguities to be construed against the Company.

9.20       Nonexclusivity of the Plan.

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

9.21       No Liability of Committee Members.

No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall defend, indemnify and hold harmless each member of the Board and each other employee, officer or Director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

9.22       Governing Law; Construction.

The validity and construction of the Plan and the instruments evidencing Awards under the Plan shall be governed by the laws of the state of Florida without regard to principles of conflicts of law. In construing the Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

9.23       Amendment of the Plan; Prohibitions Against Option/SAR repricing.

(a)          The Committee may, without further action by the stockholders and without receiving further consideration from the Participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

(b)          Subject to Section 409A, the Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that, without stockholder approval, the Committee may not:

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(i)          materially increase the number of shares of Common Stock to be issued under the Plan (other than pursuant to Sections 9.13 and 9.14);

(ii)         materially increase benefits to Participants, including (A) reducing the exercise price or base price of outstanding Options or SARs, (B) cancelling any previously granted Option or SAR in exchange for another Option or SAR with a lower exercise price or base price, (C) cancelling any previously granted Option or SAR in exchange for cash or another Award if the exercise price of such Option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, (D) reducing the price at which Options may be offered, or (E) extending the duration of the Plan; provided, however, that in the case of clauses (A), (B) and/or (C), other than adjustments made pursuant to Section 9.12, and/or in connection with a corporate transaction including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares;

(iii)        materially expand the class of Participants eligible to participate in the Plan;

(iv)        expand the types of Options or other awards provided under the Plan; and

(v)         if stockholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code, and/or any rule of any stock exchange on which shares of Common Stock are traded.

(c)          The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a Participant, affect his or her rights under an Award previously granted to him or her.

9.24       Binding Effect.

This Plan shall be legally binding upon and shall operate for the benefit of the Company and its officers and Directors, and the Participants, and their respective heirs, personal and legal representatives, transferees, successors and permitted assigns.

9.25       Notices.

Each Participant and each beneficiary shall be responsible for furnishing the Company with his or her current address (including email address) for the mailing of notices, reports, and benefit payments; provided, however, that the Company may use the last address on file with it as a valid address. Any notice required or permitted to be given to any such Participant or beneficiary shall be deemed given if directed to such address and mailed by regular United States mail, first class, postage prepaid, or by overnight courier, or facsimile, or email. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant or beneficiary furnishes the proper address (and the Participant or beneficiary may incur additional taxes and penalties under Section 409A). This provision shall not be construed as requiring the mailing of any notice or notification otherwise permitted to be given by posting or by other publication. All notices or other communications required or permitted to be given by any Participant or any beneficiary to the Company or the Committee shall be in writing and shall be deemed duly given if mailed by regular United States mail, first class, postage prepaid, or by overnight courier, or facsimile, or email, addressed to any executive officer of the Company (other than the Participant) at the address of the principal office of the Company.

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9.26       WAIVER OF JURY TRIAL.

THE COMPANY AND EACH PERSON WHO IS A PARTICIPANT EXPRESSLY WAIVES ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THE SUBJECT MATTER OF THIS PLAN.

9.27       Section 409A.

To the extent applicable, the Company intends that the Plan comply with Section 409A, and the Plan shall be construed in a manner to comply with Section 409A. Should any provision be found not in compliance with Section 409A, Participants shall be contractually obligated to execute any and all amendments to Awards deemed necessary and required by legal counsel for the Company to achieve compliance with Section 409A. By acceptance of an Award, Participants irrevocably waive any objections they may have to the amendments required by Section 409A. Participants also agree that in no event shall any payment required to be made pursuant to the Plan that is considered “nonqualified deferred compensation” within the meaning of Section 409A be accelerated in violation of Section 409A. In the event a Participant is a Specified Employee (as defined under Section 409A), and payments that are nonqualified deferred compensation cannot commence until the lapse of six (6) months after a Separation from Service (as defined under Section 409A), then any such payments that would be paid during such six (6) month period in a single lump sum shall be made on the date that is within the thirty (30) day period commencing with the first day of the seventh month after the month of the Participant’s Separation from Service (provided that if such thirty (30) day period begins in one (1) calendar year and ends in another calendar year, such payment shall be made in the second of such two calendar years). Furthermore, the first six (6) months of any such payments of nonqualified deferred compensation that would be paid in installments shall be paid within the thirty (30) day period commencing with the first day of the seventh month following the month of the Participant’s Separation from Service (provided that if such thirty (30) day period begins in one (1) calendar year and ends in another calendar year, such payment shall be made in the second of such two calendar years). All remaining installment payments shall be made or provided as they would ordinarily have been under the provisions of the Award. Notwithstanding any other provision of the Plan, the tax treatment of Awards under the Plan shall not be, and is not, warranted or guaranteed. Neither the Company, any Affiliate, the Board, the Committee, nor any of their delegatees shall be held liable for any taxes, penalties, or other monetary amounts owed by a Participant, his or her beneficiary, or other person as a result of the grant, modification, or amendment of an Award or the adoption, modification, amendment, or administration of the Plan.

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9.28       Deferrals.

Except as otherwise provided in the Plan, the Committee may permit or require, at the time an Award is granted, a Participant to defer receipt of the delivery of shares of Common Stock, the payment of cash, or the provision of any other benefit that would otherwise be due pursuant to the exercise, vesting, or earning of an Award. If any such deferral is required or permitted, the Committee shall, in its discretion, establish rules and procedures in writing for such deferrals in accordance with Section 409A.

9.29       Severability.

If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

9.30       Clawback, etc.

By entering into agreements pertaining to Awards or otherwise participating in the Plan, each Participant acknowledges and agrees to the provisions of this Section 9.30, and acknowledges and agrees that the provisions of this Section 9.30 may be applied, without liability to any Participant (or any Participant’s beneficiary) by the Committee on a retroactive basis regardless of the Participant’s employment status with the Company or its Affiliates at the time of such clawback or other action by the Committee. Notwithstanding anything contained in the Plan to the contrary, the Committee, in order to comply with applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) and any risk management requirements and/or policies adopted by the Company, retains the right at all times to decrease or terminate all Awards and payments under the Plan, and any and all amounts payable under the Plan or paid under the Plan shall be subject to clawback, forfeiture, and reduction to the extent determined by the Committee as necessary to comply with applicable law and/or policies adopted by the Company.

9.31       Legislative and/or Regulatory Restrictions.

Notwithstanding anything contained in the Plan to the contrary, in the event any legislation, regulation, or formal or informal guidance requires any compensation payable under the Plan (including, without limitation, any incentive-based compensation) to be deferred, reduced, eliminated, paid in a different form or subjected to vesting or other restrictions, such compensation shall be deferred, reduced, eliminated, paid in a different form or subjected to vesting or other restrictions as, and solely to the extent, required by such legislation, regulation, or formal or informal guidance.

9.32       Forfeiture Events.

The Committee may specify in an agreement pertaining to an Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award agreement or otherwise applicable to the Participant, a termination of the Participant’s service for cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

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9.33       Section 16 Compliance.

It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, or any successor statutes and rules, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 9.33, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict, and/or notwithstanding anything in the Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of the Plan to Participants who are officers or Directors subject to Section 16 of the Exchange Act without so restricting, limiting, or conditioning the Plan with respect to other Participants.

9.34       Section 162(m) of the Code.

To the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without stockholder or grantee approval, amend the Plan or the relevant Award agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to any such Award.

9.35       Beneficiary Designation.

Except as otherwise impermissible under applicable law, a Participant shall have the right to designate a beneficiary or beneficiaries to whom any benefit, or settlement of Awards, under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit or settlement of Awards, and to amend or revoke such designation at any time in writing. Such designation, amendment or revocation shall be effective upon receipt by the Committee. The Committee shall have sole discretion to approve and interpret the form or forms of such beneficiary designation. If no beneficiary designation is made, or if the beneficiary designation is held invalid, or if no beneficiary survives the Participant and benefits are determined to be payable following the Participant’s death, the Committee shall direct that payment of benefits be made to the Participant’s estate.

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